Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-234547 and Form S-8 (Nos. 33-75622, 333-150694, 333-166828, 333-188599 and 333-223167) of Albemarle Corporation of our report dated February 26, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 26, 2020